EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-48364, 333-38420, 333-31696, 333-93117, 333-92327, 333-11294, 333-88421, 333-39553, 333-106742, 333-118776, 333-121123, 333-123738, 333-126229 and 333-148958) and the Registration Statements on Form S-3 (No. 333-115059, 333-120456, 333-123567, 333-124822, 333-126347, 333-126931, 333-133403, 333-137165, 333-143385, 333-144663, 333-148974 and 333-156001) of our report dated March 31, 2009 relating to our audits of the consolidated financial statements and financial statement schedule of Digital Angel Corporation and subsidiaries, and our report dated March 31, 2009, relating to the effectiveness of internal control over financial reporting of Digital Angel Corporation as of December 31, 2008, which reports are included in the Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to our firm as Experts in the Registration Statements on Form S-3.
/s/Eisner LLP
New York, New York
March 31, 2009